UNITED STATES

     SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     ____________

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): February 13, 2008

     ALLIANCE FIBER OPTIC PRODUCTS, INC.

     (Exact name of registrant as specified in its charter)

     Delaware                                 0-31857                       77-0554122
(State or other jurisdiction              (Commission                      (IRS Employer
     of incorporation)                         File Number)                 Identification No.)

     275 Gibraltar Drive, Sunnyvale, California      94089

     (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code: (408) 736-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Alliance Fiber Optic Products, Inc.'s (the Company) 2008 Annual Meeting of Stockholders will be held on May 16, 2008 at such place and time as will be set forth in the Company's proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the 2008 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Company's Secretary at the Company's principal executive offices and otherwise complies with the provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For the Company's 2008 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the foregoing Bylaw provisions no earlier than February 16, 2008 and no later than March 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2008

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By          /s/Anita K. Ho

Name: Anita K. Ho

Title: Acting Chief Financial Officer